As filed with the Securities and Exchange Commission on August 19, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEAHAWK DRILLING, INC.

(Exact name of registrant as specified in its charter)

Delaware	90-0431585
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5847 San Felipe, Suite 1600 Houston, Texas	77057
(Address of Principal Executive Offices)	(Zip Code)

SEAHAWK DRILLING, INC. EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Alejandro Cestero

Vice President, General Counsel and Secretary

Seahawk Drilling, Inc.

5847 San Felipe, Suite 1600

Houston, Texas 77057

(Name and address of agent for service)

(713) 369-7300

(Telephone number, including area code, of agent for service)

Copy to:

Kevin Trautner

Fulbright & Jaworski L.L.P.

1301 McKinney, Suite 5100

Houston, Texas 77010

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated Filer ☐	Accelerated filer ☐
Non-accelerated Filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $.01 per share (including the Preferred Stock Purchase Rights attached thereto)	400,000 shares	$24	$9,600,000	$535.68

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on
Form S-8 (this “Registration Statement”) shall also cover an additional indeterminable number of shares of common stock which become issuable under the above-named plan by reason of any future share dividend, share split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon $24, the average of the high and low sales prices of the registrant’s shares of common stock trading on a “when-issued” basis on NASDAQ on August 17, 2009.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this registration statement on Form S-8 (this “Registration Statement”) will be sent to or given to participants in the Seahawk Drilling, Inc. Employee Stock Purchase Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents and information filed with the Commission by the registrant are incorporated herein by reference:

•	the registrant’s Registration Statement on Form 10 (File No. 001-34231) filed with the Commission on August 6, 2009; and

•

the description of the registrant’s common stock (including the preferred stock purchase rights) contained in the registrant’s Registration Statement on Form 10 (File No. 001-34231) filed with the Commission on August 6, 2009.

All documents subsequently filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Officers and Directors.

Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The registrant expects to maintain policies insuring its and its subsidiaries’ officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Article Seventh of the registrant’s certificate of incorporation eliminates the personal liability of each of its directors to the registrant and the registrant’s stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provision does not eliminate or limit the liability of a director (i) for any breach of such director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Title 8, Section 174 of the Delaware General Corporation Law, as the same exists or as such provision may hereafter be amended, supplemented or replaced, or (iv) for any transactions from which such director derived an improper personal benefit.

The registrant’s bylaws provide that it will indemnify and hold harmless, to the fullest extent permitted by applicable law in effect as of the date of the adoption of the bylaws and to such greater extent as applicable law may thereafter permit, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer or other designated legal representative of (i) the registrant, (ii) any predecessor of the registrant, (iii) any subsidiary of the registrant or (vii) any other corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise which the person is or was serving at the registrant’s request (“corporate status”) against any and all losses, liabilities, costs, claims, damages and expenses actually and reasonably incurred by him or on his behalf by reason of his corporate status.

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The registrant’s bylaws further provide that it will pay the expenses reasonably incurred in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses will be made only upon receipt of (i) a written undertaking executed by or on behalf of the person to be indemnified to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified by the registrant and (ii) satisfactory evidence as to the amount of such expenses.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed herewith as part of this Registration Statement.

Exhibit No.	Description

3.1	Form of Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 filed with the registrant’s Registration Statement on Form 10 (File No. 001-34231) filed with the Commission on April 10, 2009

3.2	Form of Bylaws, incorporated by reference to Exhibit 3.2 filed with the registrant’s Registration Statement on Form 10 (File No. 001-34231) filed with the Commission on April 10, 2009

4.1	Rights Agreement dated as of August 4, 2009 by and between Seahawk Drilling, Inc. and Mellon Investor Services LLC, as rights agent

4.2	Revolving Credit Agreement dated as of August 4, 2009 among Seahawk Drilling, Inc., as Borrower, Certain Subsidiaries thereof, as Guarantors, the Lenders from time to time party thereto, as Lenders, and Natixis, New York Branch, as Administrative Agent, Issuing Bank, Lead Arranger and Sole Bookrunner, incorporated by reference to Exhibit 4.2 filed with the registrant’s Registration Statement on Form 10 (File No. 001-34231) filed with the Commission on August 6, 2009

5.1	Opinion of Fulbright & Jaworski L.L.P.

10.1	Seahawk Drilling, Inc. Employee Stock Purchase Plan dated as of August 4, 2009

23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm KPMG LLP

23.3	Consent of Independent Registered Public Accounting Firm KPMG LLP

24.1	Power of Attorney (on signature page)

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

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(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant and expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 18, 2009.

SEAHAWK DRILLING, INC.

By:	/s/ RANDALL D. STILLEY
Randall D. Stilley
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alejandro Cestero, and Steven A. Manz, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ RANDALL D. STILLEY Randall D. Stilley	President and Chief Executive Officer (Principal Executive Officer), and Director	August 18, 2009

/S/ STEVEN A. MANZ Steven A. Manz	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	August 18, 2009

/S/ MARK E. BALDWIN Mark E. Baldwin	Director	August 18, 2009

/S/ FRANKLIN MYERS Franklin Myers	Director	August 18, 2009

/S/ JOHN T. NESSER, III John T. Nesser, III	Director	August 18, 2009

/S/ EDMUND P. SEGNER, III Edmund P. Segner, III	Director	August 18, 2009

/S/ STEPHEN A. SNIDER Stephen A. Snider	Director	August 18, 2009

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Form of Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 filed with the registrant’s Registration Statement on Form 10 (File No. 001-34231) filed with the Commission on April 10, 2009

3.2	Form of Bylaws, incorporated by reference to Exhibit 3.2 filed with the registrant’s Registration Statement on Form 10 (File No. 001-34231) filed with the Commission on April 10, 2009

4.1	Rights Agreement dated as of August 4, 2009 by and between Seahawk Drilling, Inc. and Mellon Investor Services LLC, as rights agent

4.2	Revolving Credit Agreement dated as of August 4, 2009 among Seahawk Drilling, Inc., as Borrower, Certain Subsidiaries thereof, as Guarantors, the Lenders from time to time party thereto, as Lenders, and Natixis, New York Branch, as Administrative Agent, Issuing Bank, Lead Arranger and Sole Bookrunner, incorporated by reference to Exhibit 4.2 filed with the registrant’s Registration Statement on Form 10 (File No. 001-34231) filed with the Commission on August 6, 2009

5.1	Opinion of Fulbright & Jaworski L.L.P.

10.1	Seahawk Drilling, Inc. Employee Stock Purchase Plan dated as of August 4, 2009

23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm KPMG LLP

23.3	Consent of Independent Registered Public Accounting Firm KPMG LLP

24.1	Power of Attorney (on signature page)